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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
of Ceridian Corporation:

      We consent to incorporation by reference in Registration Statements Nos. 333-56822, 333-56818, 333-56828, 333-56820, 333-64944 and 333-82466 on Form S-8
of Ceridian Corporation of our reports dated January 22, 2002, except as to note F, which is as of February 5, 2002. Such reports relate to the consolidated financial statements and related financial statement schedule of Ceridian Corporation and subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 and are included or incorporated by reference in the 2001 Annual Report on Form 10-K of Ceridian Corporation.


                                                 /s/ KPMG LLP

Minneapolis, Minnesota
March 27, 2002